                                  SCHEDULE 14A
             INFORMATION REQUIRED IN PROXY STATEMENT, OFFICIAL TEXT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                OGE ENERGY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     5)  Total fee paid:
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
--------------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     3)  Filing Party:
--------------------------------------------------------------------------------
     4)  Date Filed:
--------------------------------------------------------------------------------

OGE ENERGY CORP.

PROXY STATEMENT
AND
NOTICE OF ANNUAL MEETING
========================

MAY 18, 2000


                                OGE ENERGY CORP.
                                          [LOGO]


CONTENTS

                                              Page
Chairman's Letter                               1   NOTICE OF ANNUAL MEETING
                                                    OF SHAREOWNERS
Notice of Annual Meeting                        2   AND PROXY STATEMENT

Proxy Statement                                 3   THURSDAY, MAY 18, 2000, AT 10:00 A.M.

  Proposal No. 1 - Election of Directors        4   MYRIAD CONVENTION CENTER
                                                    OKLAHOMA CITY, OKLAHOMA
  Executive Officers' Compensation              9

  Report of Compensation                        9
    Committee on Executive
      Compensation

  Summary Compensation Table                   13

  Pension Plan Table                           15

  Change of Control Arrangements               16

  Company Stock Performance                    16

  Security Ownership                           17

  Section 16(a) Beneficial                     17
    Ownership Reporting Compliance

  Relationship with Independent                18
    Public Accountants

  Shareowner Proposals                         18

  Map                                          19


                                       i

OGE ENERGY CORP.
================----------------------------------------------------------------

                                                                  March 28, 2000

DEAR SHAREOWNER:

     You are cordially invited to attend the annual meeting of OGE Energy Corp. at 10:00 a.m. on Thursday, May 18, 2000, at the Myriad Convention Center, Oklahoma City, Oklahoma.

     The matters to be voted on at the meeting are described in the Notice of Annual Meeting of Shareowners and Proxy Statement on the following pages.

     Even though you may own only a few shares, your proxy is important in making up the total number of shares necessary to hold the meeting. Whether or not you plan to attend the meeting, please vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience. This year, in addition to telephone voting, for the first time, you also have the option of voting by the Internet. Instructions are included on the proxy card. Your vote will be appreciated.

     Those arriving before the meeting will have the opportunity to visit informally with the management of your Company. In addition to the business portion of the meeting, there will be reports on our current operations and outlook.

     Your continued interest in the Company is most encouraging and, on behalf of the Board of Directors and employees, I want to express our gratitude for your confidence and support.

                                             Very truly yours,


                                         /s/ Steven E. Moore
                                             Steven E. Moore
                                             Chairman of the Board, President
                                             and Chief Executive Officer

NOTICE OF ANNUAL MEETING
OF SHAREOWNERS
========================--------------------------------------------------------


     The Annual Meeting of Shareowners of OGE Energy Corp. will be held on Thursday, May 18, 2000, at 10:00 a.m. at the Myriad Convention Center, Oklahoma City, Oklahoma, for the following purposes:

     (1)  To elect three directors to serve for a three-year term; and

     (2) To transact such other business as may properly come before the meeting.

The map on page 19 will assist you in locating the Myriad Convention Center.

     Shareowners who owned stock on March 21, 2000, are entitled to notice of and to vote at this meeting or any adjournment of the meeting. A list of such shareowners will be available, as required by law, at our principal offices at 321 N. Harvey, Oklahoma City, Oklahoma 73102.


                                            /s/ Irma B. Elliott
                                                Irma B. Elliott
                                                Vice President  and Secretary
Dated: March 28, 2000



--------------------------------------------------------------------------------
IMPORTANT - YOUR PROXY CARD IS ENCLOSED IN THIS ENVELOPE

     To assure your representation at the meeting, please vote your shares by the Internet, by telephone or sign, date and return the proxy card promptly in the enclosed envelope. No postage is required for mailing in the United States. If your shares are held in the name of a broker, trust, bank or other nominee and you plan to attend the meeting and vote your shares in person, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.
--------------------------------------------------------------------------------

PROXY STATEMENT

                                                                  March 28, 2000

INTRODUCTION

     The Annual Meeting of Shareowners of OGE Energy Corp. (the "Company") will be held at the Myriad Convention Center, Oklahoma City, Oklahoma, on May 18, 2000, at 10:00 a.m. For the convenience of those shareowners who may attend the meeting, a map is printed on page 19 that gives directions to the Myriad
Convention Center. At the meeting, it is intended that the first item in the accompanying notice will be presented for action by the owners of the Company's Common Stock. The Board of Directors does not now know of any other matters to be presented at the meeting, but, if any other matters are properly presented to the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

     Your Board of Directors is sending you this proxy statement in connection with the solicitation of your proxy for use at the Annual Meeting. When you vote by the Internet, by telephone or by mail, you appoint Steven E. Moore, Herbert
H. Champlin, and Bill Swisher as your representatives at the Annual Meeting. Messrs. Moore, Champlin, and Swisher will vote your shares, as you have instructed them, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares in advance of the meeting, just in case your plans change.

     If an issue comes up for vote at the meeting that is not on the proxy card, Messrs. Moore, Champlin and Swisher will vote your shares, under your proxy, in accordance with their best judgment.

VOTING PROCEDURES; REVOCATION OF PROXY

     You may vote by mail, by telephone, by the Internet, or in person. To vote by mail, simply complete and sign the proxy card and mail it in the enclosed, prepaid and preaddressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted FOR the three named nominees.

     Shareowners of record also may vote by the Internet or by using the toll-free number listed on the proxy card. Telephone and Internet voting also is available to shareowners who hold their shares in the Dividend Reinvestment and Stock Purchase Plan and the OGE Energy Corp. Employees' Stock Ownership and Retirement Savings Plan (the "Retirement Savings Plan"). The telephone voting and Internet voting procedure is designed to verify shareowners through use of a Control Number that is provided on each proxy card. This procedure allows you to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone or by the Internet, you do not have to mail in your proxy card. Please see your proxy card for specific instructions.

     If you wish to vote in person, we will pass out written ballots at the meeting. If you hold your shares in street name (i.e., they are held by your broker in an account for you), you must request a legal proxy from your broker in order to vote at the meeting.

     If you change your mind after voting your proxy, you can revoke your proxy and change your vote at any time before the polls close at the meeting. You can revoke your proxy by either signing another proxy with a later date, by voting by telephone or by voting again at the meeting. Alternatively, you may provide a written statement to the Company (attention Irma B. Elliott, Vice President and Corporate Secretary) of your intention to revoke your proxy.

RECORD DATE; NUMBER OF VOTES

     If you owned shares of our Common Stock at the close of business on March 21, 2000, you are entitled to one vote per share upon each matter presented at the meeting.

     On March 1, 2000, there were 77,863,370 shares of Common Stock outstanding. The Company does not have any other outstanding class of voting stock. No person holds of record or, to our knowledge, beneficially owns more than 5% of our Common Stock.

EXPENSES OF PROXY SOLICITATION

     We will pay all costs associated with preparing, assembling and mailing the proxy cards and proxy statements. We also will reimburse brokers, nominees, fiduciaries and other custodians for their expenses in forwarding proxy materials to shareowners. Officers and other employees of the Company may solicit proxies by mail, personal interview, telephone and/or telegraph. In addition, we have retained Morrow & Co., Inc. to assist in the solicitation of proxies, at a fee of approximately $8,000 plus associated costs and expenses. Our employees will not receive any additional compensation for soliciting proxies.

MAILING OF PROXY STATEMENT AND ANNUAL REPORT

     This proxy statement and the enclosed proxy were mailed on or about March 28, 2000. We mailed our Annual Report for the year 1999 on or about March 28, 2000, to all of our shareowners who owned stock on March 21, 2000.

VOTING UNDER PLANS

     If you are a participant in our Dividend Reinvestment and Stock Purchase Plan (DRIP), your proxy will represent the shares held on your behalf under the DRIP and such shares will be voted in accordance with the instructions on your proxy. If you do not vote your proxy, your shares in the DRIP will not be voted.

VOTING OF SHARES HELD IN STREET NAME BY
YOUR BROKER

     Brokerage firms have authority under New York Stock Exchange Rules to vote customers' unvoted shares on certain "routine" matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm, however, cannot vote customers' shares on non-routine matters. Accordingly, these shares (sometimes referred to as broker non-votes) are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

PROPOSAL NO. 1 -
ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company presently consists of nine members. The directors are classified into three groups. One class of directors is elected at each year's Annual Meeting for a three-year term and to continue in office until their successors are elected and qualified. The following three persons are the nominees of the Board to be elected for such three-year term at the Annual Meeting to be held on May 18, 2000: Mr. William E. Durrett, Mr. H.L. Hembree, III and Mr. Steven E. Moore. Each of these individuals is currently a director of the Company whose term as a director is scheduled to expire at the Annual Meeting. Each director serves according to the Company's retirement policy for directors. Under the policy, directors are to retire upon completion of their term after reaching age 70.

     The enclosed proxy, unless otherwise specified, will be voted in favor of the election as directors of the previously listed three nominees. The Board of Directors does not know of any nominee who will be unable to serve, but if any of them should be unable to serve, the proxy holder may vote for a substitute nominee. No nominee or director owns more than .09% of any class of voting securities of the Company.

     For the nominees described herein to be elected as directors, they must receive a majority of the votes of shares of Common Stock present in person or by proxy and entitled to vote. Withholding authority is treated as a vote against.

     Each director of the Company is also a director of the Company's principal subsidiary, Oklahoma Gas and Electric Company ("OG&E"). The Company became the parent company of OG&E pursuant to a corporate reorganization, effective December 31, 1996.

INFORMATION ABOUT DIRECTORS AND NOMINEES
--------------------------------------------------------------------------------
     The following contains certain information as of March 1, 2000, concerning the three nominees for directors, as well as the directors whose terms of office extend beyond the Annual Meeting on May 18, 2000.
--------------------------------------------------------------------------------

NOMINEES FOR ELECTION FOR TERM EXPIRING AT 2003 ANNUAL MEETING OF SHAREOWNERS

     WILLIAM  E.  DURRETT,  69,  is Senior  Chairman  of the
Board, American Fidelity  Corporation,  an insurance holding company and Chairman,  President and Chief Executive Officer of North American Insurance Agency,  Inc. From November 1989
to 1998, Mr. Durrett served as Chairman, President and Chief
Executive Officer of American Fidelity Corporation.  He also
serves as a member of the Boards and holds various executive     [Photo]
positions  in  numerous  other   subsidiaries   of  American
Fidelity  Corporation.  He also  serves as a director of BOK
Financial Corporation and is past Chairman of the Board of INTEGRIS Health. Mr. Durrett has been a director of the Company since December 31, 1996, and of OG&E since March
1991, and is a member of the audit and compensation committees of the Board.

--------------------------------------------------------------------------------

     H. L.  HEMBREE,  III, 68, is Managing  Partner of Sugar
Hill  Partners,  a family  partnership  engaged in trucking,
tire   remanufacturing,   agriculture   and   oil   and  gas
exploration, located in Fort Smith, Arkansas. Prior to 1998,
he was  Chairman of the  Executive  Committee  of  Merchants     [Photo]
National Bank, Fort Smith, Arkansas. He has been a director of the Company since December 31, 1996, and of OG&E since
1985, and is a member of the audit and compensation committees of the Board.

--------------------------------------------------------------------------------

     STEVEN E. MOORE,  53, is Chairman,  President and Chief
Executive  Officer of the Company  and of OG&E,  having been appointed  to such  positions  with  the  Company  effective
December 31, 1996. Mr. Moore was appointed President of OG&E in August 1995, and as Chief Executive  Officer and Chairman
of OG&E in May 1996. Mr. Moore has been employed by OG&E for     [Photo]
more than 25 years,  having previously served as Senior Vice
President of Law and Public Affairs. He also serves as a director of BOK Financial Corporation and has served on many industry-wide committees in the electric utility industry.
Mr. Moore has been a director of the Company since 1996 and of OG&E since October 1995.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE AT 2002 ANNUAL MEETING OF SHAREOWNERS

     HERBERT  H.  CHAMPLIN,  62, is  President  of  Champlin
Exploration,   Inc.,  an  independent   oil  producer,   and
President of Enid Data  Systems,  computer  marketers,  both located in Enid, Oklahoma.  Mr. Champlin has been a director
of the  Company  since  December  31, 1996 and of OG&E since     [Photo]
1982, and is chairman of the audit committee and a member of the nominating committee of the Board. Mr. Champlin also was engaged separately during 1999 as a part of his principal business occupation in the petroleum industry and had interests in oil and gas wells.

--------------------------------------------------------------------------------

     MARTHA W.  GRIFFIN,  65, owner of Martha  Griffin White
Enterprises,  is presently  engaged in the management of her personal  investments,  the operation of a ranch and various civic activities. Prior to September 30, 1994, she served as
Chairman of the Board of Griffin  Television,  Inc., located
in Oklahoma  City,  Oklahoma,  and  Chairman of the Board of     [Photo]
Griffin Food Company (a  subsidiary  of Griffin  Television,
Inc.). Mrs. Griffin has been a director of the Company since
December 31, 1996 and of OG&E since 1987, and is chairman of the nominating committee and a member of the audit committee of the Board.

--------------------------------------------------------------------------------

     RONALD H. WHITE, M.D., 63, is a practicing cardiologist
and is President and Chief Executive  Officer of Cardiology,
Inc. in Oklahoma  City. He serves as President,  Partner and
Director of Oklahoma Cardiovascular Associates, and Director
of Oklahoma Heart Hospital.  He was a member of the Board of     [Photo]
Regents of the  University  of  Oklahoma  for 14 years.  Dr.
White has been a director of the Company since December 31, 1996 and of OG&E since 1989, and is a member of the audit and nominating committees of the Board.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE AT 2001 ANNUAL MEETING OF SHAREOWNERS

     LUKE R.  CORBETT,  53, is Chairman and Chief  Executive
Officer of Kerr-McGee  Corporation,  which is engaged in oil and gas exploration and production and chemical  operations.
He has been employed by Kerr-McGee Corporation for more than
15 years,  having  served as  Chairman  and Chief  Executive
Officer  from 1997 to 1999;  President  and Chief  Operating     [Photo]
Officer  from 1995 to 1997;  and Group Vice  President  from
1992 to 1995. Mr. Corbett also serves as a member of the Board of Directors of BOK Financial Corporation. Mr. Corbett has been a director of the Company since December 31, 1996, and of OG&E since December 1, 1996 and is a member of the audit and nominating committees of the Board.

--------------------------------------------------------------------------------

     ROBERT  KELLEY,  54, is Chairman,  President  and Chief
Executive Officer of Noble Affiliates,  Inc., an independent energy company with exploration and production operations in the United  States and  international  operations  in China,
Equador,  Equatorial Guinea and the U.K. sector of the North
Sea. He also serves as President and Chief Executive Officer
of Samedan Oil  Corporation,  Chairman  and Chief  Executive     [Photo]
Officer of Noble Gas Marketing Inc., and President and Chief
Executive Officer of Noble Trading, Inc., wholly-owned subsidiaries of Noble Affiliates, Inc. Mr. Kelley has been a director of the Company since December 31, 1996 and of OG&E since January 17, 1996, and is a member of the audit and compensation committees of the Board.

--------------------------------------------------------------------------------

     BILL  SWISHER,  69,  is  Chairman  of the  Board of CMI
Corporation,  a manufacturer of road construction  equipment
that is located in Oklahoma City, Oklahoma.  Mr. Swisher has     [Photo]
been a director of the Company since December 31, 1996 and of OG&E since 1979, and is chairman of the compensation committee and a member of the audit committee of the Board.

--------------------------------------------------------------------------------

INFORMATION CONCERNING THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------
     Each member of our Board of Directors is also a director of OG&E. The Board of Directors of the Company met on 5 occasions during 1999 and the Board of Directors of OG&E met on 5 occasions during 1999. Each director attended 100% of the total number of meetings of the Boards of Directors and the committees of the Boards on which he or she served, with the exception of Mr. Durrett, who was absent one meeting.

     COMMITTEES. The committees of the Company's Board of Directors include a compensation committee, an audit committee and a nominating committee. The Directors who are members of the various committees of the Company serve in the same capacity for purposes of the OG&E Board.

The members of the committees, and the duties and responsibilities of the committees are described below.


NAME OF COMMITTEE              FUNCTIONS OF THE                   NUMBER OF
   AND MEMBERS                    COMMITTEE                    MEETINGS IN 1999
   -----------                    ---------                    ----------------
COMPENSATION COMMITTEE:     Reviews and recommends                     4
  William E. Durrett        o compensation of principal
  H.L. Hembree, III             officers
  Robert Kelley             o salary policy
  Bill Swisher*             o benefit programs
                            o compensation for outside
                                directors
                            o future objectives and goals of
                                the Company

AUDIT COMMITTEE:            Reviews and recommends                     2
  Herbert H. Champlin*      o internal audit procedures
  Luke R. Corbett           o engagement of independent
  William E. Durrett            public accountants
  Martha W. Griffin         o matters having a material effect
  H. L. Hembree, III            upon financial operations
  Robert Kelley             Reviews with independent
  Bill Swisher                  accountants results of
  Ronald H. White               auditing engagement

NOMINATING COMMITTEE:       Reviews and recommends                     1
  Herbert H. Champlin       o nominees for election as
  Luke R. Corbett               directors
  Martha W. Griffin*        o membership of director
  Ronald H. White               committees
-------------------------
* Chairperson

     SHAREOWNER NOMINATIONS FOR DIRECTORS. It is expected that the nominating committee will consider nominees recommended by shareowners in accordance with our By-laws. Our By-laws provide that if you intend to nominate director candidates for election at an Annual Meeting of Shareowners you must deliver written notice to the Corporate Secretary not later than 90 days in advance of the meeting. The notice must set forth certain information concerning you and the nominee(s), including each nominee's name and address, a representation that you are entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in your notice, a description of all arrangements or understandings between you and each nominee and any other person pursuant to which the nomination or nominations are to be made by you, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) and the consent of each nominee to serve as a director if so elected. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     DIRECTOR COMPENSATION. Compensation of non-officer directors of the Company during 1999 consisted of an annual retainer fee of $39,500, of which $2,000 was payable monthly in cash (the same amount that has been paid monthly since August
1994) and $15,500 was deposited in the director's Stock Account under the Directors' Deferred Compensation Plan and converted to 725.146 common stock units based on the closing price of the Company's Common Stock on December 1, 1999. In addition, all non-officer directors received $1,000 for each Board meeting and $1,000 for each committee meeting attended. These amounts represent the total fees paid to directors in their capacities as directors of the Company and OG&E.

     Under the Directors' Deferred Compensation Plan, non-officer directors may defer payment of all or part of their attendance fees and the cash portion of their annual retainer fee, which deferred amounts are, at their election, credited to a Dollar Account or a Stock Account or a combination of both, on the date the deferred amounts otherwise would have been paid.

     Amounts credited to the Dollar Account accrue interest approximately equal to the commercial paper rate for established companies. Amounts credited to the Stock Account are converted into common stock units equal in number to the number of shares of the Company's Common Stock which the amounts would purchase based on the fair market value of the Company's Common Stock on the date the amounts would otherwise be paid. The Stock Account is credited on each dividend payment date for the Company's Common Stock with additional common stock units by dividing the aggregate cash dividend which would have been paid if existing common stock units were actual shares of the Company's Common Stock by the fair market value of the Company's Common Stock as of the dividend payment date.

     When an individual ceases to be a director of the Company, all amounts credited under the Plan are paid in cash in a lump sum or installments, with the value of common stock units based on the fair market value of the Company's Common Stock at the time of payment. In addition, amounts that are credited to the Stock Account are automatically transferred to a Dollar Account upon the occurrence of certain mergers and related transactions in which the Company is not the survivor. As an alternative to these investment options, a non-officer director may have all or any deferred portion of the attendance fees and the cash portion of the annual retainer fee applied to purchase life insurance for the director. The current Directors' Deferred Compensation Plan was replaced, effective January 1, 2000, with a new deferred compensation plan. The new plan is substantially similar to the current plan, but offers directors more investment options.

     Historically, for those directors who retired from the Board of Directors after 10 years or more of service, the Company and OG&E continued to pay their annual cash retainer until their death. In November 1997, the Board eliminated this retirement policy for directors. Directors who retired prior to November 1997, however, will continue to receive benefits under the former policy.

EXECUTIVE OFFICERS' COMPENSATION
--------------------------------------------------------------------------------
     The Compensation Committee of the Board of Directors of the Company (the "Committee") administers our executive compensation program. The Committee's report on compensation paid to executive officers during 1999 is set forth below.


REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------
     GENERAL. The primary goals of the Committee in setting executive compensation in 1999 were: (i) to provide a competitive compensation package that would enable us to attract and retain key executives and (ii) to align the interests of our executives with those of our shareowners and also with our performance.

     Compensation to our executive officers in 1999 was comprised primarily of salary, annual awards under our Annual Incentive Compensation Plan and long-term awards under our Stock Incentive Plan.

     In an effort to ensure the continued competitiveness of our executive compensation policies, the Committee in 1997 changed the groups of companies whose compensation data was considered in setting compensation for our executive officers. Base salary continued to be set generally at approximately the average of the compensation paid to similar executives within the approximately 100 electric utilities included in the Towers Perrin Survey (the "Electric Holding Company Survey Group"), with the exception of the base salary of Roger Farrell, the President and Chief Executive Officer of the Company's subsidiary, Enogex Inc. Mr. Farrell's base salary was set at approximately the average of the salaries paid to similar executives in the Towers Perrin Energy Industry Survey (the "Energy Industry Survey Group"), which included companies that, like Enogex, are engaged in the gathering, processing, transportation and marketing of natural gas and similar activities. In making long-term and annual incentive awards, the Committee considered not only awards paid to compa-rable executives in the 50th percentile of the Electric Holding Company Survey Group and Energy Industry Survey Group, but also awards made to similar executives at approximately the 25th percentile of the awards made to similar executives in the Towers Perrin General Industry Compensation Data Bases1 (the "General Industry Survey Group"), which as the name implies includes companies of comparable size from other industries, not just utility companies.

     The annual and long-term incentive portions of an executive's compensation are intended to achieve the Committee's goal of aligning an executive's interests with our shareowners and with our performance. These portions of an executive's compensation are placed at risk and are linked to the accomplishment of specific results that are designed to benefit our shareowners and the Company, both in the long and short term. As a result, during years of excellent performance, executives are provided the opportunity to earn a highly competitive level of compensation and, conversely, in years of below-average performance, their compensation may be below competitive levels. Generally, higher level executive officers have a greater level of their compensation placed at risk.

     A Federal tax law currently limits our ability to deduct an executive's compensation in excess of $1,000,000 unless such compensation qualifies as "performance based compensation" or certain other exceptions are met. This law did not impact us in 1999. The Committee has continued to analyze the structure of its salary and various compensation programs in light of this law. The Committee's present intent is to take appropriate steps to ensure the continued deductibility of its executive compensation. For this reason, the Committee and the Board of Directors recommended, and the shareowners approved, the Stock Incentive Plan and a new Annual Incentive Plan at the 1998 Annual Meeting so that certain compensation payable thereunder would qualify for the "performance based compensation" exception to the $1,000,000 deduction limit and thereby continue to be deductible by the Company.

     BASE SALARY. The base salaries for our executive officers in 1999 were designed to be competitive with the Electric Holding Company Survey Group (other than the base salary of Roger Farrell, which was designed to be competitive with the Energy Industry Survey Group) and generally approximated the salary at the 50th percentile of the range for comparable executives employed by companies in such survey group. Actual base salaries were determined based on individual performance and experience. The salaries of executive officers for 1999 were determined in November 1998, with an effective date of January 1, 1999 and were subject to adjustment during the year if an individual's duties and responsibilities changed. The 1999 base salary amounts for the most highly compensated executive officers are shown in the salary column of the Summary Compensation Table on page 13.

     ANNUAL INCENTIVE COMPENSATION PLAN. Awards with respect to 1999 performance were made under the Annual Incentive Compensation Plan to 64 employees, including all executive officers. The Plan was designed to provide key management personnel with annual incentive awards, the payment of which is tied to the achievement of specified Company objectives. Payouts of the award were in cash and were dependent entirely on the achievement of the corporate goals that were established by the Committee in January 1999. For all executive officers other than Mr. Farrell, the corporate goals were based: (i) 50% on total Company shareowner return compared to a group of 87 electric utility holding companies and electric utilities and a Company consolidated earnings per share target established by the Committee and (ii) 50% on operating and maintenance expense and capital expense targets for OG&E established by the Committee. For Roger Farrell, the corporate goals were similar and were based: (i) 25% on the targets described above for total Company shareowner return and Company earnings per share, (ii) 25% on an Enogex consolidated net income target established by the Committee, (iii) 25% on an operating revenues target established by the Committee for Enogex and its marketing subsidiary and (iv) 25% on an Enogex consolidated operating, overhead and maintenance expense target established by the Committee. The amount of the award for each executive officer was expressed as a percentage of base salary (the "targeted amount"), with the officer having the ability, depending upon achievement of the corporate goals, to receive from 0% to 150% of such targeted amounts. For 1999, the targeted amount ranged from 25% to 55% of base salary and approximated the 25th percentile of the level of such awards granted to comparable executives employed by companies in the General Industry Survey Group.

     The percentage of the targeted amount that an officer ultimately received based on corporate performance was subject to being decreased, but not increased, at the discretion of the Committee. For 1999, our earnings per share ($1.94) exceeded the target level. However, since our 1999 total shareowner return as compared to the peer group did not meet the minimum threshold established by the Committee, no por-


--------------------------------------------------------------------------------
1 The companies in the Electric Holding Company Survey Group, Energy Industry Survey Group and General Industry Survey Group are not the same as the utilities in the Dow Jones Electric Index utilized in the Stock Performance Graph on page 16. The Electric Holding Company Survey Group, Energy Industry Survey Group and General Industry Survey Group were selected by Towers Perrin and, in the judgment of the committee, are appropriate peer groups to use for compensation purposes.

tion of the target award associated with shareowner return and earnings per share was paid for 1999, which, as shown above, represented 50% (25% for Mr. Farrell) of each officer's potential bonus award for 1999. Corporate performances of the remaining corporate goals exceeded the minimum levels of achievement established by the Committee and resulted in total payouts under the Annual Incentive Plan to executive officers ranging from 33.6% to 66.3% of their targeted amounts and from 8.4% to 26.5% of their base salaries. Payouts under the Annual Incentive Plan are reflected in the bonus column of the Summary Compensation Table on page 13.

     LONG-TERM AWARDS. Another significant component of executive compensation in 1999 was long-term awards under our Company's Stock Incentive Plan, which, as noted above, also was approved by the shareowners at the 1998 Annual Meeting. The Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, restricted stock and performance units. In 1999, the Committee made awards of stock options and restricted stock. In making awards of stock options and restricted stock, the Committee considered numerous factors as discussed below and reviewed the expected value of long-term compensation payable to executives in the 50th percentile of the Electric Holding Company Survey Group and the 25th percentile of the General Industry Survey Group. With the exception of Mr. Farrell, the expected value of long-term compensation payable to higher level executives in the 25th percentile of the General Industry Survey Group was substantially higher than the expected value of long-term compensation payable to comparable executives in the 50th percentile of the Electric Holding Company Survey Group and substantially higher than the expected value of long-term compensation awarded by the Committee in the past to comparable executive officers at the Company. While the Committee intends to continue to consider the long-term compensation payable to comparable executives in the 25th percentile of the General Industry Survey Group in awarding long-term compensation to the Company's executive officers, the Committee sought generally in 1999 to provide executive officers (other than Mr. Farrell) with an aggregate value of long-term compensation equal to the expected value of long-term incentives payable to executives in the 50th percentile of the Electric Holding Company Survey Group. The Committee sought to award Mr. Farrell with long-term compensation approximately equal to the long-term incentives awarded to comparable executives in the 25th percentile of the General Industry Survey Group. For 1999, this long-term targeted amount for each executive officer was awarded 33-1/3% in restricted stock and 66-2/3% in stock options.

     Stock options were granted to executive officers during the first quarter of 1999 at an exercise price equal to the fair market value at the date of the grant. The options have a 10 year term and vest over 3 years, with one-third of the options becoming exercisable at the end of each year. Since options were granted with an exercise price equal to the market value of our Common Stock at the time of grant, they provide no value unless our stock price increases after the options are granted. These awards are thus tied to stock price appreciation in excess of the stock's value at time of grant, rewarding executives as if they shared in the ownership of the Company. The number of shares subject to options for each executive officer was determined by taking the expected value to be provided in options, as determined above, and dividing that amount by the estimated current value of an option for our stock using a variation of the Black-Scholes Option Pricing methodology provided by an outside compensation consultant. This resulted in executive officers receiving stock options with an estimated value of approximately 13.3% to 40% of their 1999 base salaries.

     The restricted stock awards in 1999 under the Stock Incentive Plan were similar to the awards in prior years under the former Restricted Stock Plan. Each share of restricted stock is subject to a Restriction Period of three years during which the share is subject to forfeiture if the recipient of the share ceases to render substantial services to the Company or a subsidiary for any reason (other than death, disability or retirement) and during which the share may not be transferred.

     Awards of restricted stock under the Stock Incentive Plan were made at the end of 1999 and were based on the individual's performance during 1999. In evaluating an individual's performance, the Committee considered individual job performance, experience and individual characteristics such as leadership and dedication, with no particular weight given to one factor over another. As noted above, the Committee also considered the long-term incentives awarded to similar executives by corporations in approximately the 50th percentile of the Electric Holding Company Survey Group (the 25th percentile of the General Industry Survey Group for Mr. Farrell) and awarded restricted stock to executive officers having a value (based on the fair market value of the Company's Common Stock on the date of the award) of approximately 8.3% to 33.3% of such executive officer's anticipated 2000 base salary.

     As in prior years, each share of restricted stock awarded in 1999 is subject to forfeiture during a Restriction Period. Moreover, as in prior years, the shares awarded in 1999 to all the executive officers contained a significant additional condition. Such officers generally will be entitled at the end of the Restriction Period of three years to keep the full amount of the shares awarded to them only if the Company during such pe-riod meets or exceeds a specific return on equity target as compared to the return on average equity for the approximately 81 electric and combination utility companies (including utility holding companies) shown in the Merrill Lynch & Co., Inc. Data Sheet-Electric and Combination Utility Companies (the "Merrill Lynch Index") with the officer receiving fewer shares and possibly no shares depending on the Company's performance relative to the performance of the companies in the Merrill Lynch Index. The Committee's rationale for this additional condition was to continue to reward past service and to align the officers' interests with those of our shareowners and, at the same time, to tie the restricted stock awards directly to long-term corporate performance. The amount of shares awarded in 1999 that an officer will ultimately receive will not be determined until the end of 2002. Prior awards of restricted stock or stock options were not considered by the Committee in making awards in 1999.

     CEO COMPENSATION. The 1999 compensation for Mr. Moore consisted of the same components as the compensation for other executive officers. Mr. Moore's 1999 salary was increased from $460,000 to $495,000, effective January 1, 1999, and his 1999 targeted award under the Annual Incentive Plan was set at 55% of his base salary, which the Compensation Committee believed were appropriate levels based on his performance and his prior experience. As a result of 1999 corporate performance described above, he received a payout of $91,476 under the Annual Incentive Plan, representing 33.6% of his composite targeted award. The awards of restricted stock and stock options made to Mr. Moore were based on his prior performance and a comparison of his award to the long-term compensation of other chief executive officers in the 50th percentile of the Electric Holding Company Survey Group. Consideration also was given to Mr. Moore's prior experience with the Company and OG&E, his demonstrated leadership skills and his positive reputation within the community and utility industry. Based on these factors, the Committee determined to grant Mr. Moore a restricted stock award having an approximate value at the date of its grant of 33-1/3% of his anticipated base salary for 2000 and stock options having an expected value of approximately 40% of his 1999 base salary. As was the case with respect to awards of restricted stock to other key officers, Mr. Moore's ultimate receipt of the shares awarded to him will be dependent upon the Company's achievement of specified return on equity targets during 2000, 2001 and 2002.

     OTHER BENEFITS. Virtually all of our employees, including executive officers, are eligible to participate in the Retirement Savings Plan and pension plan. Both the Retirement Savings Plan and pension plan have a supplemental restoration plan that enables executive officers to receive the same benefits that they would have received in the absence of limitations imposed by the federal tax laws on contributions or payouts. In addition, a Supplemental Executive Retirement Plan (the "SERP"), which was adopted in 1993, offers attractive pension benefits to lateral hires. The SERP is not expected to benefit present executive officers generally who remain employed by the Company or OG&E until age 65. In reviewing the benefits under the SERP, Retirement Savings Plan, pension plan and related restoration plans, the Committee sought in 1999 to provide participants with benefits at least commensurate with those offered by other utilities of comparable size. The restoration plans for the Retirement Savings Plan and pension plan contain provisions requiring their immediate funding in the event of certain mergers, consolidations or tender offers involving the Company.

     CONCLUSION. The Committee believes that our Company's executive compensation system serves the interests of the Company and our shareowners effectively. The Committee takes very seriously its responsibilities with respect to our executive compensation system. To this end, the Committee will continue to monitor and revise the compensation policies as necessary to ensure that our compensation system continues to meet the needs of the Company and our shareowners.

COMPENSATION COMMITTEE

Bill Swisher, Chairman
William E. Durrett, member
Hugh L. Hembree, III, member
Robert Kelley, member


SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------

     The following table provides  information  regarding  compensation  paid or to be paid by us or any of our  subsidiaries to the
Chief Executive Officer and four other most highly compensated  executive officers for the past three years. To the extent the table shows zeros for other annual compensation, stock options, stock appreciation rights or payouts under long-term incentive plans for a particular year, no amounts were required to be reported in such year or, in the case of other annual compensation, the amounts were below the threshold required for disclosure under the SEC's rules.


                                                                            Long Term Compensation
                                                                       --------------------------------
                                             Annual Compensation               Awards           Payouts
                                       ------------------------------  -----------------------  -------
                                                            Other       Restricted  Securities
                                                            Annual        Stock     Underlying    LTIP      All Other
Name and Principal                     Salary  Bonus(1)  Compensation    Awards(2)   Options/    Payouts  Compensation(3)
    Position                   Year      ($)     ($)         ($)           ($)        SAR(#)       ($)         ($)
------------------             ----    ------  -------- -------------   ----------  ----------  --------  ---------------

S.E. Moore, Chairman,          1999    495,000   91,476         0         210,615      72,800        0        44,071
  President and                1998    460,000  307,050         0          99,000     104,000        0        50,754
  Chief Executive Officer      1997    416,667  246,500         0          91,982        0           0        38,309


A.M. Strecker                  1999    320,000   48,384         0          94,867      43,200        0        28,923
  Executive Vice President     1998    297,500  158,866         0          58,667      41,400        0        35,165
  and Chief Operating          1997    225,500  116,218         0          36,630        0           0        14,987
  Officer


R.A. Farrell                   1999    230,000   60,950         0          56,392      25,400        0        12,289
  President and                1998    200,016   25,062         0          34,500      24,800        0        12,018
  Chief Executive Officer      1997    123,760   41,608         0          23,300        0           0         9,828
  Enogex Inc.


J.T. Coffman                   1999    190,000   22,344         0          45,315      16,300        0        10,659
  Sr. Vice President           1998    175,000   70,088         0          22,167      12,400        0        28,107
  Power Supply                 1997    143,333   63,075         0          21,825        0           0        16,361


J.R. Hatfield                  1999    190,000   22,344         0          48,336      16,300        0         7,905
  Sr. Vice President,          1998    175,000   70,088         0          22,167      12,400        0        22,364
  Chief Financial Officer      1997    143,000   63,075         0          21,825        0           0        12,939
  and Treasurer

-----------------

(1)  As explained on page 10, amounts in this column reflect payouts under the Annual Incentive Compensation Plan.

(2)  Amounts in this column reflect the market value of the shares of Restricted  Stock awarded under the Restricted  Stock Plan and the Stock Incentive Plan,  based on the closing price of the Company's  Common Stock on the date the award was made. The number of shares awarded in 1999, 1998, and 1997, as adjusted to reflect the 1998 2-for-1 stock split, was as follows:  (i) Mr. Moore,
     11,085 shares, 3,881 shares, and 3,616 shares , respectively;  (ii) Mr. Strecker, 4,993 shares, 2,300 shares, and 1,440 shares, respectively;  (iii) Mr. Farrell, 2,968 shares, 1,352 shares, and 916 shares, respectively; (iv) Mr. Coffman, 2,385 shares, 869 shares, and 858 shares,  respectively;  and (v) Mr. Hatfield,  2,544 shares, 869 shares, and 858 shares,  respectively.  In the absence of death, disability or normal retirement,  the shares awarded to these individuals are subject to forfeiture for three years with the amount the recipient ultimately receives dependent on Company performance. The total number of shares and market value of Restricted  Stock held by each of the named  individuals as of December 31, 1999, were as follows:  Mr. Moore,  23,508 shares,  $446,652;  Mr. Strecker,  11,245 shares,  $213,655;  Mr. Farrell,  5,998 shares,  $113,962; Mr. Coffman, 5,416 shares,
     $102,904; and Mr. Hatfield, 5,555 shares,  $105,545.  Dividends are paid to these individuals on the shares of Restricted Stock owned by them.

(3)  Amounts in this column for 1999 reflect: (i) for Mr. Moore, $33,092 (Retirement Savings Plan and Retirement Savings Restoration
     Plan) and $10,978  (insurance  premiums);  (ii) for Mr.  Strecker,  $21,549  (Retirement  Savings Plan and  Retirement  Savings
     Restoration  Plan) and $7,374  (insurance  premiums);  (iii) for Mr. Farrell,  $7,652  (Retirement  Savings Plan and Retirement
     Savings  Restoration  Plan) and $4,637  (insurance  premiums);  (iv) for Mr.  Coffman,  $11,704  (Retirement  Savings  Plan and
     Retirement Savings Restoration Plan) and $(1,045) (insurance  premiums);  and (v) for Mr. Hatfield,  $7,803 (Retirement Savings
     Plan and Retirement Savings  Restoration Plan) and $102 (insurance  premiums).  A significant portion of the insurance premiums reported for each of these  individuals is for life insurance  policies and such premiums are recovered by the Company from the proceeds of the policies.


OPTIONS AND STOCK APPRECIATION RIGHTS (SARs)
------------------------------------------------------------------------------------------------------------------------------------

     The  following  table  indicates  for  each of  the  named  executives   (i) the extent  to   which  the   Company  used  stock
options and  SARs for  executive compensation  purposes in 1999 and (ii) the potential  value of such options and SARs as determined pursuant to the SEC rules.

OPTIONS AND SARS GRANTED IN 1999
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   Potential Realizable Value
                                                                                                    at Assumed Annual Rates
                                                                                                         of Stock Price
       Individual Grants                                                                          Appreciation for Option Term
    -----------------------                                                                       ----------------------------

    (a)                 (b)                    (c)                  (d)               (e)             (f)             (g)

                                        % of Total Options
                                       and SARs Granted to       Exercise or
                    Options/SARs            Employees            Base Price        Expiration
    Name             Granted(1)#             in 1999              ($/Share)           Date          5%($)(2)       10%($)(2)
    ----            ------------       -------------------       -----------       ----------       --------       ---------
S.E. Moore              72,800                16.41                $28.75            1/20/09         $945,822      $2,745,815
A.M. Strecker           43,200                 9.74                $28.75            1/20/09         $561,257      $1,629,385
R.A. Farrell            25,400                 5.73                $28.75            1/20/09         $329,998        $958,018
J.T. Coffman            16,300                 3.67                $28.75            1/20/09         $211,770        $614,791
J.R. Hatfield           16,300                 3.67                $28.75            1/20/09         $211,770        $614,791
-------------

(1)  Options  were  granted  on  January  20,  1999 and  become  exercisable  in one-third annual  installments  beginning one  year from the date of grant. No SARs were awarded for 1999.

(2)  The hypothetical potential appreciation shown in columns (f) and (g) for the named executives is required by the SEC rules. The amounts in these columns do not represent  either the  historical or  anticipated  future level of  appreciation of our  Common
     Stock.


     The following table indicates for  each of the  named executives the  number and value of exercisable and unexercisable options and SARs as of December 31, 1999.


AGGREGATED OPTION AND SAR EXERCISES IN 1999
AND FY-END OPTION/SAR VALUE
------------------------------------------------------------------------------------------------------------------------------------

         (a)                        (b)                 (c)                     (d)                               (e)

                                                                        Number of Unexercised        Value of Unexercised In-the-
                                                                    Options and SARs at 12/31/99       Money Options and SARs at
                             Shares Acquired on      Realized          (#) - Exercisable (ex)/      12/31/99 ($) - Exercisable (ex)/
        Name                    Exercise (#)         Value ($)           Unexercisable (unex)            Unexercisable (unex) *
        ----                    ------------         ---------      ----------------------------    --------------------------------
     S.E. Moore                     N/A                 N/A                 34,666    (ex)                        0    (ex)
                                                                           142,134  (unex)                        0  (unex)

     A.M. Strecker                  N/A                 N/A                 13,800    (ex)                        0    (ex)
                                                                            70,800  (unex)                        0  (unex)

     R.A. Farrell                   N/A                 N/A                  8,266    (ex)                        0    (ex)
                                                                            41,934  (unex)                        0  (unex)

     J.T. Coffman                   N/A                 N/A                  4,132    (ex)                        0    (ex)
                                                                            24,568  (unex)                        0  (unex)

     J.R. Hatfield                  N/A                 N/A                  4,132    (ex)                        0    (ex)
                                                                            24,568  (unex)                        0  (unex)
---------------------------
*  Share price on December 31, 1999 was $19.00.  Options vest over 3 years with  one-third becoming  exercisable at the end of  each year.  Unexercisable options were granted on  January 21, 1998 at a  price of $25.75, and January 20, 1999 at  a price of $28.75.
   No SARs were granted in 1999.

                                                                 14


PENSION PLAN TABLE
------------------------------------------------------------------------------------------------------------------------------------

     The Company and OG&E maintain a qualified non-contributory pension plan (the "Retirement Plan") covering all employees who have completed one year's  service.  Subject to limitations  imposed by the Employee  Retirement  Income  Security Act of 1974 ("ERISA"),
benefits payable under the Retirement Plan are based upon (i) the average of the five highest consecutive years of cash compensation
(which for the executives  named in the Summary  Compensation  Table prior to 1993  consisted  solely of salaries and for subsequent years  consists of salary and bonus) during an  employee's  last ten years prior to  retirement  and (ii) length of service.  Social
Security  benefits are deducted in determining  benefits payable under the Retirement Plan.  Compensation  covered by the Retirement
Plan includes  salaries,  bonuses and overtime pay.  Retirement  benefits are payable to participants  upon normal retirement (at or after age 65) or early  retirement (at or after attaining age 55 and completing five or more years of service),  to former employees after  reaching  retirement  age who have  completed  five or more years of  service  before  terminating  their  employment  and to participants after reaching retirement age upon total and permanent  disability.  As indicated above, the benefits payable under the
Plan are subject to maximum  limitations  under ERISA.  Should benefits for a participant at the time of retirement  exceed the then permissible  limits of ERISA, the Retirement  Restoration Plan will provide  benefits  through a lump-sum  distribution  actuarially equivalent to the amounts that would have been payable to such  participant  annually  under the  Retirement  Plan but for the ERISA limits.  The Company and OG&E fund the estimated benefits payable under the Retirement  Restoration Plan through  contributions to a trust for the benefit of those employees who will be entitled to receive payments under the Retirement Restoration Plan.

     The following  table sets forth the estimated  annual  benefits  payable upon normal  retirement  under the Retirement Plan and
Retirement Restoration Plan to persons in the compensation classification specified.
------------------------------------------------------------------------------------------------------------------------------------
   Average                                Years of Service at Retirement
 Compensation  ---------------------------------------------------------------------------------
5 Highest Years     10        15        20        25        30        35        40        45
================================================================================================

    $  100,000    $ 13,280  $ 19,921  $ 26,561  $ 33,201  $ 39,841  $ 46,481  $ 53,122  $ 59,762
       125,000      17,030    25,546    34,061    42,576    51,091    59,606    68,122    76,637
       150,000      20,780    31,171    41,561    51,951    62,341    72,731    83,122    93,512
       175,000      24,530    36,796    49,061    61,326    73,591    85,856    98,122   110,387
       200,000      28,280    42,421    56,561    70,701    84,841    98,981   113,122   127,262
       225,000      32,030    48,046    64,061    80,076    96,091   112,106   128,122   144,137
       250,000      35,780    53,671    71,561    89,451   107,341   125,231   143,122   161,012
       300,000      43,280    64,921    86,561   108,201   129,841   151,481   173,122   194,762
       350,000      50,780    76,171   101,561   126,951   152,341   177,731   203,122   228,512
       400,000      58,280    87,421   116,561   145,701   174,841   203,981   233,122   262,262
       450,000      65,780    98,671   131,561   164,451   197,341   230,231   263,122   296,012
       500,000      73,280   109,921   146,561   183,201   219,841   256,481   293,122   329,762
       550,000      80,780   121,171   161,561   201,951   242,341   282,731   323,122   363,512
       600,000      88,280   132,421   176,561   220,701   264,841   308,981   353,122   397,262
       650,000      95,780   143,671   191,561   239,451   287,341   335,231   383,122   431,012
       700,000     103,280   154,921   206,561   258,201   309,841   361,481   413,122   464,762
       750,000     110,780   166,171   221,561   276,951   332,341   387,731   443,122   498,512
       800,000     118,280   177,421   236,561   295,701   354,841   413,981   473,122   532,262
       850,000     125,780   188,671   251,561   314,451   377,341   440,231   503,122   566,012
       900,000     133,280   199,921   266,561   333,201   399,841   466,481   533,122   599,762
       950,000     140,780   211,171   281,561   351,951   422,341   492,731   563,122   633,512
     1,000,000     148,280   222,421   296,561   370,701   444,841   518,981   593,122   667,262

     As of December 31, 1999, the credited years of service for the individuals listed in the Summary  Compensation Table on page 13 are as follows:  S. E. Moore - 25 years;  A. M.  Strecker - 28 years;  R.A.  Farrell - 10 years;  J. T. Coffman - 29 years and J. R.
Hatfield - 5 years.

     In 1993, OG&E adopted a Supplemental  Executive Retirement Plan (the "SERP"). The SERP is an unfunded supplemental plan that is not subject to the benefits limit imposed by ERISA. The plan generally  provides for an annual retirement benefit at age 65 equal to
65% of the  participant's  average cash  compensation  during his or her final 36 months of employment,  reduced by Social  Security benefits,  by amounts payable under the Retirement and Restoration Plans described above and by amounts received under pension plans from other employers.  For a participant in the SERP who retires before age 65, the 65% benefit is reduced, with the reduction being
1% per year for ages 62 through 64, an  additional 2% per year for ages 60 through 61, an additional 4% per year for ages 58 through
59 and an additional  6% per year for ages 55 through 57, so that a participant  retiring at age 55 would receive 32% of his average cash  compensation  during his final 36 months,  reduced by the deductions set forth above.  None of the  individuals  listed in the
Summary  Compensation  Table on page 13 has received or is expected to receive  benefits under the SERP at normal  retirement as the benefits  payable to such individuals  under the Retirement and Restoration  Plans are expected to exceed the benefits payable under the SERP.

CHANGE OF CONTROL ARRANGEMENTS
--------------------------------------------------------------------------------

     The Company and OG&E have entered into employment agreements with each officer of the Company and OG&E. Under the agreements, the officer is to remain an employee for a three-year period following a change of control of the Company (the "Employment Period"). During the Employment Period, the officer is entitled to (i) an annual base salary in an amount at least equal to his or her base salary prior to the change of control, (ii) an annual bonus in an amount at least equal to his or her highest bonus in the three years prior to the change of control, and (iii) continued participation in the incentive, savings, retirement and welfare benefit plans. The officer also is entitled to payment of expenses and provision of fringe benefits to the extent paid or provided to (a) such officer prior to the change of control or (b) other peer executives of the Company.

     If, during the Employment Period, the officer's employment is terminated by the employer for reasons other than cause or disability or by such officer due to a change in employment responsibilities, the officer is entitled to the following payments: (i) all accrued and unpaid compensation and (ii) a severance payment equal to 2.99 times the sum of such officer's (a) annual base salary and
(b) highest recent annual bonus. The officer also is entitled to continued welfare benefits for three years and outplacement services. If the payment of the foregoing benefits, when taken together with any other payments to the officer, would result in the imposition of the excise tax on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended, then the severance benefits will be reduced if such reduction results in a greater after-tax payment to the officer. The officer is entitled to receive such amounts in a lump-sum payment within 30 days of termination. A change of control encompasses certain mergers and acquisitions, changes in Board membership and acquisition of securities of the Company.

COMPANY STOCK PERFORMANCE
--------------------------------------------------------------------------------

     The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the Dow Jones US Equity Index and the Dow Jones Electric Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was 100 at December 31, 1994, and that all dividends were reinvested.


                                    [GRAPH]



                           OGE        Dow Jones         Dow Jones
Measurement Period        Energy      US Equity         Electric
(Fiscal Year Covered)      Corp.        Index         Utilities (All)
---------------------     ------     ------------     ---------------
        1994               100           100               100
        1995               140           138               132
        1996               145           169               133
        1997               202           227               168
        1998               225           292               192
        1999               156           351               162


     SECURITY OWNERSHIP
--------------------------------------------------------------------------------

     The following table shows the number of shares of the Company's Common Stock beneficially owned on March 1, 2000, by each Director, by each of the Executive Officers named in the compensation table on page 13, and by all Executive Officers and Directors as a group:


                                             Number of Common Shares(1)(2)(3)


     Herbert H. Champlin                                20,393
     Luke R. Corbett                                     6,663
     William E. Durrett                                 12,493
     Martha W. Griffin                                  12,190
     H. L. Hembree, III                                 45,985
     Robert Kelley                                      10,350
     Bill Swisher                                       55,220
     Ronald H. White                                    12,713
     S.E. Moore                                        166,691
     A.M. Strecker                                      98,582
     R.A. Farrell                                       38,235
     J.T. Coffman                                       31,319
     J.R. Hatfield                                      27,333

     All Executive Officers and                        678,284
     Directors as a group
     (20 persons)
-----------------

(1) Ownership by each executive officer is less than .21% of the class, by each director other than Mr. Moore is less than .07% of the class and, for all executive officers and directors as a group, is less than .87% of the class. Amounts shown include shares for which, in certain instances, an individual has disclaimed beneficial interest. Amounts shown for executive officers include 423,893 shares of Common Stock representing their interest in shares held under the Company's Retirement Savings Plan, Restricted
     Stock Plan, and Stock Incentive Plan for which in certain instances they have voting power but not investment power.

(2)  Amounts shown for Messrs.  Champlin,  Corbett,  Durrett,  Hembree,  Kelley,
     Swisher and White,  and for Mrs.  Griffin include,  18,544,  6,413,  8,489,
     25,927,  8,350,  42,532,  10,713,  7,530 common stock units,  respectively, under the Directors' Deferred Compensation Plan.

(3)  Includes  shares subject to stock options granted under the Company's Stock
     Incentive Plan, exercisable within 60 days following March 1, 2000, as follows: Mr. Moore, 93,598 shares; Mr. Strecker, 42,000 shares; Mr.
     Farrell,  24,998 shares;  Mr.  Coffman,  13,699 shares;  and Mr.  Hatfield,
     13,699 shares.

     The information on share ownership is based on information furnished to us by the individuals listed above and all shares listed are beneficially owned by the individuals or by members of their immediate family unless otherwise indicated.


SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Under federal securities laws, our directors and executive officers are required to report, within specified monthly and annual due dates, their initial ownership in the Company's common stock and subsequent acquisitions, dispositions or other transfers of interest in such securities. We are required to disclose whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. To our knowledge, all of our directors and officers subject to such reporting obligations have satisfied their reporting obligations in full for 1999.

RELATIONSHIP WITH INDEPENDENT
PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     During 1999, the Company and Oklahoma Gas and Electric Company engaged Arthur Andersen LLP as its independent public accountants. The Board of Directors has appointed Arthur Andersen LLP as the independent public accountants for the Company and OG&E for 2000. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Shareowners and will have the opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions from shareowners at the meeting.

SHAREOWNER PROPOSALS
--------------------------------------------------------------------------------

     Any shareowner proposal intended to be included in the proxy statement for the Annual Meeting in 2001 must be received by the Company on or before November 30, 2000. Proposals received by that date, deemed to be proper for consideration at the Annual Meeting and otherwise conforming to the rules of the Securities and Exchange Commission, will be included in the 2001 proxy statement.

     If you intend to submit a shareowner proposal for consideration at the Annual Meeting, but do not want it included in the proxy statement, you must follow the procedures established by our By-laws. These procedures require that you notify us in writing of your proposal. Your notice must be received by the Secretary at least 90 days prior to the meeting and must contain the following information:

     o a brief description of the business you desire to bring before the Annual Meeting and your reasons for conducting such business at the Annual Meeting

     o    your name and address

     o    the number of shares of Common Stock which you beneficially own

     o    any material interest you may have in the business being proposed.

LOCATION OF OKLAHOMA CITY MYRIAD CONVENTION CENTER
--------------------------------------------------------------------------------

                                     [MAP]

                                                                                                                    OGE ENERGY CORP.
                                                                                                       ANNUAL MEETING OF SHAREOWNERS
          [LOGO]                                                                                                        MAY 18, 2000
P         The undersigned hereby appoints Steven E. Moore, Herbert H. Champlin,  and Bill Swisher, and each of them severally,  with full power of substitution and with full power to act with or without the other, as the proxies of the undersigned to represent
R    and to vote all shares of stock of OGE Energy  Corp.  held of record by the  undersigned  on  March 21, 2000, at the  Company's
     Annual Meeting of Shareowners to be held on May 18, 2000, and at all  adjournments  thereof,  on all matters coming before said
O    meeting.

X         THIS PROXY,  WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS MADE, THIS PROXY
     WILL BE VOTED FOR THE ELECTION AS  DIRECTORS  OF THE NOMINEES  NAMED ON THE REVERSE SIDE OF THIS PROXY CARD.
Y
                                                                                                                    ----------------
                                                                                                                    SEE REVERSE SIDE
                                                                                                                    ----------------



PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS BELOW.  EACH JOINT OWNER SHOULD SIGN. ATTORNEY,     Please mark your votes as   /X/
EXECUTOR,  ADMINISTRATOR,  TRUSTEE OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD         indicated in this example
GIVE THEIR FULL TITLES.


------------------------------------------------------------------------------------------------------------------------------------
The Board recommends a vote FOR the election as directors of the nominees named below.
------------------------------------------------------------------------------------------------------------------------------------
1. Election of Directors:                                                        2. In their discretion, the proxies are  authorized
   NOMINEES:                    FOR all NOMINEES / /     WITHHOLD AUTHORITY / /     to vote upon such other business as may properly
   01 William E. Durrett;     (list exceptions below).  to vote for all nominees.   come before the meeting.
   02 H. L. Hembree, III and
   03 Steven E. Moore
                                                                                    DISCONTINUE MAILING  / /  I WILL ATTEND THE / /
                                                                                    OF DUPLICATE ANNUAL       ANNUAL MEETING.
                                                                                    REPORT

---------------------------------------------------------------------------------
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
THAT NOMINEE'S NAME ON THE LINE ABOVE.
------------------------------------------------------------------------------------------------------------------------------------


X                                                 /      /2000      X                                                   /      /2000
--------------------------------------------------------------      ----------------------------------------------------------------
             Signature of Shareowner                Date                         Signature of Shareowner                  Date


OGE ENERGY CORP.
321 North Harvey Avenue
Oklahoma City, OK 73102         ADMISSION TICKET
                             RETAIN FOR ADMITTANCE


                               Annual Meeting of
                          OGE ENERGY CORP. SHAREOWNERS
                        Thursday, May 18, 2000 10:00 a.m.
                     Oklahoma City Myriad Convention Center
                            Oklahoma City, Oklahoma




EAST BOUND I-40: Take Walker Av. exit.  Turn left onto Walker Av.
To Reno Av.. Turn right onto Reno Av. to Robinson. Turn left on Robinson 1/2 block to Myriad parking garage.

                                                                                            {MAP}
EAST BOUND I-40: Take Harvey Av. exit.  Turn right onto Harvey Av.
go to Reno Av. Turn right on Reno Av. to Robinson.  Turn left on
Robinson 1/2 block to Myriad parking garage.


WEST BOUND I-40: Take Robinson exit, stay in right lane. Turn right onto Robinson 1-1/2 blocks to Myriad parking garage.

*REGIONAL MAP ON REVERSE SIDE.


                                               YOUR VOTE IS IMPORTANT
                                               VOTE BY INTERNET / TELEPHONE
                                               24 HOURS A DAY, 7 DAYS A WEEK

           INTERNET                              TELEPHONE                                MAIL
           --------                              ---------                                ----
      www.eproxy.com/oge                      1-800-840-1208
o  Go to the website address listed           o  Use any touch-tone telephone.         o  Mark, sign and date your proxy
   above.                                     o  Have your proxy card ready.              card.
o  Have your proxy card ready.          OR    o  Enter your Control Number        OR   o  Detach your proxy card.
o  Enter your Control Number                     located in the box below.             o  Return your proxy card in the
   located in the box below.                  o  Follow the simple recorded               postage-paid envelope provided.
o  Follow the simple instructions                instructions.
   that appear on your computer
   screen.

                                                           Your Internet or telephone vote authorizes the named
                                                           proxies to vote your shares in the same manner as if you
                                                           marked, signed and returned your proxy card.

                                                                           CALL TOLL-FREE TO VOTE
                                                                                1-800-840-1208

                     NOTE: If you vote by telephone or internet, THERE IS NO NEED TO MAIL BACK your PROXY CARD.

                    The Internet and Telephone voting facilities will close at 4:00 p.m. E.S.T. on May 17, 2000.

                                                        THANK YOU FOR VOTING.